UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 10, 2009

Lions Petroleum Inc
(Exact name of registrant as specified in its charter)

Delaware	000-30285	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

182 Diduan Street, Daoli District, Harbin, Heilongjiang Province, China
(Address of Principal Executive Office) (Zip Code)

Tel/Fax: 010-89760500 (China)

Tel: 212-219-7783 (U.S.)
(Registrant’s telephone number, including area code)

360 Main Street P.O. Box 393 Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2009, Lions Petroleum, Inc. (“Company”) entered a Share Exchange Agreement with Heller Biotech International, Inc, a Delaware corporation (‘Heller”), by which Company will issue 100,000,000 shares of common stock to Daxin Ren, the sole shareholder of Heller, in exchange for all the issued and outstanding stock of Heller. Upon the closing of this share exchange transaction, Heller will become Company’s wholly owned subsidiary.

Heller was incorporated in Delaware on December 08, 2008. On March 18, 2009, Heller acquired 100% of the ownership of Heilongjiang Hongxing Science and Technology Development Co, Ltd (“Hongxing”).

Hongxing was originally organized under the laws of People’s Republic of China on February 03, 2004. On July 09, 2009, Hongxing entered a Consultation and Operation Agreement with Beijing Hongxing Decheng Science and Technology Development Co, Ltd (“Beijing Hongxing”). Under the Consultation and Operation Agreement, Beijing Hongxing grants exclusive right to Hongxing to manage and operate all the general business operations of Beijing Hongxing, including operating and managing a website http://www.pb178.com and providing a variety of online services and products through this website, such as agricultural products, farming equipments and supplies, agriculture related government policy information and trade news, tourism information, etc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lions Petroleum Inc.

Date: July 10, 2009	By:	/s/ Xinggen Zhao
Xinggen Zhao Director, President